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                                                                     Exhibit 23a

                      Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-66459; Form S-8, No. 333-66349; Form S-3, No. 333-48083; Form
S-8, No. 33-10378; Form S-8, No. 333-33747; Form S-8, No. 333-41593; Form S-3,
No. 333-42801; Form S-8, No. 333-45985; Form S-8, No. 333-75553; Form S-8, No.
333-81619; Form S-3, No. 333-78121-01; Form S-8, No. 333-76171; Form S-8, No.
333-50146; and Form S-8, No. 333-53830) of Verizon Communications Inc. and where applicable, related Prospectuses, of our report dated February 1, 2001, with respect to the consolidated financial statements and financial statement schedule of Verizon Communications Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

/s/ Ernst & Young LLP

New York, New York
March 20, 2001